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                                                                    Exhibit (11)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 20, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Reports to Shareholders of the CIGNA Variable Products S&P 500 Index Fund and the CIGNA Variable Products Money Market Fund, each a separate series of the CIGNA Variable Products Group, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and on the cover page of, and under the heading "Investment Advisory and Other Services" in, the Statement of Additional Information.

Price Waterhouse LLP
Boston, Massachusetts

April 27, 1998